Exhibit 99.3

CENTERPOINT ENERGY RESOURCES CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Set forth herein are the unaudited pro forma condensed combined balance sheet of CenterPoint Energy Resources Corp. (“CERC Corp.”), an indirect, wholly owned subsidiary of CenterPoint Energy, Inc. (“CenterPoint Energy”), and its subsidiaries (CERC Corp. together with its subsidiaries, “CERC”), as of March 31, 2022, and the unaudited pro forma condensed combined statements of income of CERC for the three months ended March 31, 2022 and the years ended December 31, 2021, 2020 and 2019. The unaudited pro forma financial statements give effect to the completed Arkansas/Oklahoma Disposition (as defined below and with respect to the pro forma condensed combined statements of income for the three months ended March 31, 2022 and the year ended December 31, 2021 only), the completed Restructuring (as defined below) and other transactions described herein.

On January 10, 2022, CERC Corp. completed the sale (the “Arkansas/Oklahoma Disposition”) contemplated by the asset purchase agreement (the “Asset Purchase Agreement”) dated April 29, 2021, by and between CERC Corp. and Southern Col Midco, LLC, a Delaware limited liability company and an affiliate of Summit Utilities, Inc. (“Summit”), pursuant to which CERC Corp. agreed to sell its Arkansas and Oklahoma regulated natural gas businesses (the “Business”) to Summit. The purchase price for the Business was $2.150 billion, including recovery of approximately $425 million in gas costs, including storm-related incremental natural gas costs incurred in February 2021 and subject to adjustment as set forth in the Asset Purchase Agreement, including adjustments based on net working capital, regulatory assets and liabilities and capital expenditures at closing. The Arkansas/Oklahoma Disposition was considered an asset sale for tax purposes requiring the net deferred tax liabilities to be recognized in earnings at the closing of the Arkansas/Oklahoma Disposition.

The Arkansas/Oklahoma Disposition constituted a significant disposition for CERC Corp. Although the Business met the held for sale criteria, the Arkansas/Oklahoma Disposition does not represent a strategic shift to CERC Corp. as it retained significant operations in, and continues to invest in, its regulated natural gas businesses. Therefore, the income and expenses associated with the Arkansas/Oklahoma Disposition were not reflected as discontinued operations on CERC’s Condensed Statement of Consolidated Income for the three months ended March 31, 2022 or the year ended December 31, 2021, and, as such, this transaction was prohibited from being reflected for more than one annual period in these pro forma financial statements in accordance with Regulation S-X Article 11 as discussed below. Since the recovery in rates of depreciation on the Business continued to be reflected in revenues until the closing of the Arkansas/Oklahoma Disposition and is expected to be reflected in the carryover basis of the rate-regulated assets sold, CERC continued to record depreciation on those assets through the closing of the Arkansas/Oklahoma Disposition.

CenterPoint Energy completed a restructuring on June 30, 2022 of certain of its subsidiaries (“Restructuring”) whereby Indiana Gas Company, Inc. (“CEI North”) and Vectren Energy Delivery of Ohio, Inc., which converted into a limited liability company on June 13, 2022 (“CEOH”), and which both subsidiaries it acquired in its acquisition of Vectren Corporation (“Vectren”) on February 1, 2019, became wholly owned subsidiaries of CERC Corp. rather than of Vectren Utility Holdings, Inc. (“VUHI”), an indirect, wholly owned subsidiary of CenterPoint Energy. Each of Vectren and VUHI converted into limited liability companies on June 30, 2022. The Restructuring was a non-cash common control acquisition by CERC and was authorized by the Indiana Utility Regulatory Commission in December 2021 and by the Public Utilities Commission of Ohio in January 2022.

The Restructuring better aligned CenterPoint Energy’s corporate and financing structure with its financial reporting and management structure. The Restructuring simplified CenterPoint Energy’s organizational structure by grouping CEI North’s and CEOH’s gas operations with the vast majority of CenterPoint Energy’s gas operations, resulting in a more efficient and cost-effective financing structure. In addition, the Restructuring provided increased scale and diversity for CERC, CEI North and CEOH, improving their credit profile.

As a part of the Restructuring, on May 27, 2022, CERC Corp. and VUHI completed an exchange with holders of VUHI’s private senior guaranteed notes (“VUHI PPNs”) whereby CERC Corp. issued new senior notes with an aggregate principal amount of $302 million to such holders in exchange for all of their outstanding VUHI PPNs with an aggregate principal amount of $302 million. The new CERC Corp. senior notes have the same principal amount, interest rate, and payment and maturity dates as the VUHI PPNs for which they were exchanged. As a result of the exchange, CERC received an affiliated note receivable, which was repaid by VUHI on June 30, 2022. This repayment is reflected as a transaction adjustment in the pro forma financial statements.

Additionally, following the Restructuring CERC Corp. and VUHI intend to approach holders of VUHI’s 6.10% senior guaranteed notes due December 1, 2035 (“VUHI Public Notes”) with an offer to exchange the aggregate outstanding principal amount of $75 million as of March 31, 2022 of VUHI Public Notes for CERC Corp. senior notes (“Public Exchange”). This transaction is anticipated to occur in the second half of 2022 or the first half of 2023. In connection with the potential Public Exchange, CERC is expected to receive an affiliated note receivable from VUHI, which would be repaid by VUHI with cash. The outcome of the Public Exchange is not guaranteed, but for purposes of these pro forma financial statements is assumed to be successful and has been reflected as a proposed financing adjustment within these pro forma financial statements. Separately, if the Public Exchange is successful, CERC Corp. may seek to establish an affiliated note receivable associated with the portion of VUHI Public Notes supporting Southern Indiana Gas Electric Company (“CEI South”) to replace VUHI’s note receivable with CEI South as of March 31, 2022 for such amount (or to otherwise have CEI South’s affiliated note payable to CERC Corp. instead of VUHI); however, no such adjustment is reflected in these pro forma financial statements for this potential transaction with CEI South.

In connection with CEI North and CEOH becoming subsidiaries of CERC Corp. in the Restructuring, CERC Corp. lent to CEI North and CEOH amounts equal to the outstanding affiliated long-term notes CEI North and CEOH owed to VUHI, with the only change compared to their VUHI affiliated long-term notes payable being updates to the cost of debt to reflect any exchange fees, debt issuance costs and other direct financing related expenses as authorized by regulators. CEI North and CEOH used the proceeds of such loans to repay the outstanding affiliated long-term notes they owed to VUHI. Additionally, the pro forma financial statements reflect CERC Corp.’s June 2022 issuance of $500 million aggregate principal amount of senior notes, net of issuance costs of $5 million, with an interest rate of 4.40% and term of 10 years (“Public Offering”), and $204 million principal amount of commercial paper bearing an assumed interest rate of 2.02%. The assumed interest rate on the commercial paper rate represents CERC’s commercial paper rate effective as of June 29, 2022. A 1/8th of a percentage point change to the commercial paper rate would have an impact on annual interest expense of less than $1 million. Third party transaction costs incurred by CERC will be deferred in long-term debt, net in accordance with U.S. generally accepted accounting principles. Exchange fees were less than $1 million.

The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of CERC and the historical combined financial statements of CEI North and CEOH and are presented based on information currently available. They are intended for informational purposes only and are not intended to represent CERC’s financial position or results of operations had the transaction and related events occurred on the dates indicated, or to project CERC’s financial performance for any future period. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read with the pro forma financial statements.

The Restructuring is reflected in these unaudited pro forma condensed combined financial statements using the guidance applicable for common control transactions in Accounting Standards Codification Topic 805-50, Business Combinations. Accordingly, when an entity (e.g. VUHI) transfers assets or liabilities constituting a business (e.g. CEI North and CEOH) to an entity with which it is under common control, the receiving entity recognizes the assets and liabilities at the carrying amounts of the ultimate parent (e.g. CenterPoint Energy) in the receiving entity’s financial statements on the transfer date. Historical periods are recast to reflect the transaction as if it occurred at either the earliest period presented or the date of initial common control, in this case February 1, 2019. The historical audited and unaudited combined financial statements of CEI North and CEOH for the three months ended March 31, 2022 and the years ended December 31, 2021, 2020 and 2019 respectively, include the financial position and results of operations of CEI North and CEOH beginning on February 1, 2019 and are prepared on a historical basis without any push-down accounting adjustments resulting from CenterPoint Energy’s acquisition of these entities through its acquisition of Vectren Corporation on February 1, 2019. The necessary acquisition related adjustments not included in the historical results of CEI North and CEOH have been reflected as transaction accounting adjustments in these combined pro forma financial statements.

The unaudited pro forma condensed combined financial statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the U.S. Securities and Exchange Commission (the “SEC”) on May 21, 2020, and should be read in conjunction with the following: (i) the accompanying notes to the unaudited pro forma condensed combined financial statements; (ii) the audited combined financial statements and accompanying notes for CEI North and CEOH for the fiscal year ended December 31, 2021 incorporated by reference as Exhibit 99.1 to CERC’s Current Report on Form 8-K filed with the SEC on July 5, 2022; (iii) the unaudited combined financial statements and accompanying notes for CEI North and CEOH for the three months ended March 31, 2022 incorporate by reference as Exhibit 99.2 to CERC’s Current Report on Form 8-K filed with the SEC on July 5, 2022; (iv) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in CERC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 22, 2022; and (v) the unaudited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in CERC’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 filed with the SEC on May 3, 2022.

CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2022

	CERC Historical	CEI North and CEOH Combined Historical	Transaction Accounting Adjustments Restructuring (Notes 3 & 4)		Proposed Financing Adjustments (Note 5)		CERC Pro Forma Combined

	(in millions)
Current Assets:
Cash and cash equivalents	$4	$1	$(75	) (g)	$75	(o)	$5
Accounts receivable, net	426	134	—		—		560
Accrued unbilled revenues, net	209	76	—		—		285
Accounts and notes receivable–affiliated companies	17	—	—	(k)	—	(q)	17
Materials and supplies	85	19	—		—		104
Natural gas inventory	19	7	—		—		26
Non-trading derivative assets	—	28	—		—		28
Current taxes receivable	29	12	—		—		41
Regulatory assets	1,269	37	—		—		1,306
Prepaid expenses and other current assets	13	6	—		—		19

Total current assets	2,071	320	(75)		75		2,391

Property, Plant and Equipment:
Property, plant and equipment	8,140	5,151	—		—		13,291
Less: accumulated depreciation and amortization	2,143	1,743	—		—		3,886

Property, plant and equipment, net	5,997	3,408	—		—		9,405

Other Assets:
Goodwill	611	199	773	(e)	—		1,583
Regulatory assets	534	374	(11	) (e)	—		897
Non-trading derivative assets	—	4	—		—		4
Other non-current assets	30	24	—		—		54

Total other assets	1,175	601	762		—		2,538

Total Assets	$9,243	$4,329	$687		$75		$14,334

CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2022 (continued)

	CERC Historical	CEI North and CEOH Combined Historical	Transaction Accounting Adjustments Restructuring (Notes 3 & 4)		Proposed Financing Adjustments (Note 5)		CERC Pro Forma Combined

	(in millions)
Current Liabilities:
Current portion of long-term debt	$1,275	$—	$—		$—		$1,275
Accounts payable	293	120	6	(h)	—		419
Accounts and notes payable–affiliated companies	147	197	—		—		344
Taxes accrued	82	57	22	(e)	—		161
Interest accrued	24	2	—		—		26
Customer deposits	63	30	—		—		93
Other current liabilities	105	39	—		—		144

Total current liabilities	1,989	445	28		—		2,462

Other Liabilities:
Deferred income taxes, net	879	416	(65)	(e)	—		1,230
Benefit obligations	80	19	—		—		99
Regulatory liabilities	1,054	767	1	(e)	—		1,822
Other non-current liabilities	477	89	—		—		566

Total other liabilities	2,490	1,291	(64)		—		3,717

Long-Term Debt:
Long-term debt	1,905	96	296	(h)	75	(p)	3,071
			699	(i)
Long-term debt - affiliated companies	—	1,076	(1,076)	(j)			—

Total long-term debt	1,905	1,172	(81)		75		3,071

Stockholder’s Equity:
Common stock	—	792	(792)	(f)	—		—
Additional paid-in capital	1,553	—	804	(e)	—		3,778
			1,421	(f)
Retained earnings	1,296	629	(629)	(f)	—		1,296
Accumulated other comprehensive income	10	—	—		—		10

Total stockholder’s equity	2,859	1,421	804		—		5,084

Total Liabilities and Stockholder’s Equity	$9,243	$4,329	$687		$75		$14,334

CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Three Months Ended March 31, 2022

	CERC Historical	CEI North and CEOH Combined Historical	Transaction Accounting Adjustments Arkansas/ Oklahoma Disposition (Note 2)		Transaction Accounting Adjustments Restructuring (Notes 3 & 4)		Proposed Financing Adjustments (Note 5)	CERC Pro Forma Combined

	(in millions)
Revenues:
Utility revenues	$1,376	$378	$(38	) (a)	$—		$—	$1,716
Non-utility revenues	9	—	—		—		—	9

Total	1,385	378	(38)		—		—	1,725

Expenses:
Utility natural gas	857	176	(23	) (a)	—		—	1,010
Non-utility cost of revenues, including natural gas	1	—	—		—		—	1
Operation and maintenance	187	51	(3	) (a)	—		—	235
Depreciation and amortization	72	36	(2	) (a)	—		—	106
Taxes other than income taxes	56	20	(1	) (a)	—		—	75

Total	1,173	283	(29)		—		—	1,427

Operating Income	212	95	(9)		—		—	298

Other Expense:
Gain on sale	557	—	(557	) (b)	—		—	—
Interest expense and other finance charges	(21)	(11)	—		(4)	(l)	(1) (r)	(33)
					(6)	(m)
					10	(n)
Other income (expense), net	—	4	—		—		—	4

Total	536	(7)	(557)		—		(1)	(29)

Income From Continuing Operations Before Income Taxes	748	88	(566)		—		(1)	269
Income tax expense (benefit)	194	19	(326	) (c)	—	(d)	— (s)	(115)
			(2	) (d)

Income From Continuing Operations	$554	$69	$(238)		$—		$(1)	$384

CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Year Ended December 31, 2021

	CERC Historical	CEI North and CEOH Combined Historical	Transaction Accounting Adjustments Arkansas/ Oklahoma Disposition (Note 2)		Transaction Accounting Adjustments Restructuring (Notes 3 & 4)		Proposed Financing Adjustments (Note 5)		CERC Pro Forma Combined

	(in millions)
Revenues:
Utility revenues	$3,191	$952	$(485	) (a)	$—		$—		$3,658
Non-utility revenues	57	—	—		—		—		57

Total	3,248	952	(485)		—		—		3,715

Expenses:
Utility natural gas	1,515	370	(222	) (a)	—		—		1,663
Non-utility cost of revenues, including natural gas	17	—	—		—		—		17
Operation and maintenance	790	182	(134	) (a)	—		—		838
Depreciation and amortization	326	161	(66	) (a)	—		—		421
Taxes other than income taxes	193	56	(25	) (a)	—		—		224

Total	2,841	769	(447)		—		—		3,163

Operating Income	407	183	(38)		—		—		552

Other Expense:
Gain on sale	11	—	557	(b)	—		—		568
Interest expense and other finance charges	(103)	(45)	—		(14	) (l)	(5	) (r)	(156)
					(26	) (m)
					(1	) (e)
					38	(n)
Other income (expense), net	(10)	14	—		—		—		4

Total	(102)	(31)	557		(3)		(5)		416

Income From Continuing Operations Before Income Taxes	305	152	519		(3)		(5)		968
Income tax expense (benefit)	51	21	326	(c)	(1	) (d)	(1	) (s)	387
			(9	) (d)

Income From Continuing Operations	$254	$131	$202		$(2)		$(4)		$581

CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Year Ended December 31, 2020

	CERC Historical	CEI North and CEOH Combined Historical	Transaction Accounting Adjustments Restructuring (Notes 3 & 4)		Proposed Financing Adjustments (Note 5)		CERC Pro Forma Combined

	(in millions)
Revenues:
Utility revenues	$2,711	$768	$—		$—		$3,479
Non-utility revenues	52	—	—		—		52

Total	2,763	768	—		—		3,531

Expenses:
Utility natural gas	1,100	213	—		—		1,313
Non-utility cost of revenues, including natural gas	17	—	—		—		17
Operation and maintenance	798	199	—		—		997
Depreciation and amortization	304	137	—		—		441
Taxes other than income taxes	182	52	—		—		234

Total	2,401	601	—		—		3,002

Operating Income	362	167	—		—		529

Other Expense:
Interest expense and other finance charges	(111)	(44)	(14	) (l)	(5	) (r)	(163)
			(26	) (m)
			(1	) (e)
			38	(n)
Other income (expense), net	(7)	14	—		—		7

Total	(118)	(30)	(3)		(5)		(156)

Income From Continuing Operations Before Income Taxes	244	137	(3)		(5)		373
Income tax expense (benefit)	97	20	(1	) (d)	(1	) (s)	115

Income From Continuing Operations	$147	$117	$(2)		$(4)		$258

CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Year Ended December 31, 2019

	CERC Historical	CEI North and CEOH Combined Historical	Transaction Accounting Adjustments Restructuring (Notes 3 & 4)		Proposed Financing Adjustments (Note 5)		CERC Pro Forma Combined
	(in millions)
Revenues:
Utility revenues	$2,951	$648	$—		$—		$3,599
Non-utility revenues	67	—	—		—		67

Total	3,018	648	—		—		3,666

Expenses:
Utility natural gas	1,391	195	—		—		1,586
Non-utility cost of revenues, including natural gas	39	—	—		—		39
Operation and maintenance	824	208	—		—		1,032
Depreciation and amortization	293	115	—		—		408
Taxes other than income taxes	161	41	—		—		202

Total	2,708	559	—		—		3,267

Operating Income	310	89	—		—		399

Other Expense:
Interest expense and other finance charges	(116)	(42)	(13	) (l)	(5	) (r)	(166)
			(24	) (m)
			(1	) (e)
			35	(n)
Other income (expense), net	(8)	21	—		—		13

Total	(124)	(21)	(3)		(5)		(153)

Income From Continuing Operations Before Income Taxes	186	68	(3)		(5)		246
Income tax expense (benefit)	(3)	6	(1	) (d)	(1	) (s)	1

Income From Continuing Operations	$189	$62	$(2)		$(4)		$245

CENTERPOINT ENERGY RESOURCES CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(1) Basis of presentation

The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of CERC and the historical combined financial statements of CEI North and CEOH as adjusted to give effect to the Arkansas/Oklahoma Disposition, the Restructuring and other transactions described herein (together, the transactions). The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2022 and the years ended December 31, 2021, 2020 and 2019 give effect to the Restructuring and other transactions (except the Arkansas/Oklahoma Disposition, which is assumed to have occurred January 1, 2021), as if they were completed on February 1, 2019. The unaudited pro forma condensed combined balance sheet as of March 31, 2022 gives effect to the Restructuring and other transactions (except the Arkansas/Oklahoma Disposition which was completed January 10, 2022) as if they were completed on March 31, 2022. The pro forma condensed combined balance sheet as of March 31, 2022 has not been adjusted for the Arkansas/Oklahoma Disposition as it is reflected in the historical condensed consolidated balance sheet as of March 31, 2022 disclosed in CERC’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022. The transaction accounting adjustments consist of those necessary to account for the transactions.

These historical financial statements have been adjusted to give the pro forma effect of transaction accounting adjustments that are necessary to account for the following:

•	the Arkansas/Oklahoma Disposition (pro forma condensed combined statements of income for the three months ended March 31, 2022 and the year ended December 31, 2021 only);

•	the transfer of CEI North’s and CEOH’s assets and liabilities to CERC at CenterPoint Energy’s carrying amount in the Restructuring;

•	the effect of other transaction accounting adjustments necessary to reflect financing transactions associated with the Restructuring; and

•	the Public Offering.

These historical financial statements have also been adjusted to give the pro forma effect of proposed financing adjustments that are necessary to reflect the anticipated Public Exchange.

(2) Transaction accounting adjustments related to the Arkansas/Oklahoma Disposition

The transaction accounting adjustments for the Arkansas/Oklahoma Disposition are based upon available information and certain assumptions that management believes are reasonable.

a.	Reflects the elimination of revenues and expenses representing the historical results of the Business as a result of the Arkansas/Oklahoma Disposition.

b.	Reflects the pre-tax gain, net of transaction costs, on the Arkansas/Oklahoma Disposition of $557 million.

c.

Reflects the tax expense of $326 million on the gain on the Arkansas/Oklahoma Disposition, consisting of $522 million current tax payable less $196 million deferred tax benefit as if the Arkansas/Oklahoma Disposition occurred on January 1, 2021.

d.

Reflects the income tax expense on the transaction accounting adjustments calculated using the statutory income tax rate for CERC which ranged from 22-25% during the three months ended March 31, 2022 and the years ended December 31, 2021, 2020 and 2019. The assumed statutory tax rates do not take into account any possible future tax events that may impact CERC Corp.

(3) Transaction accounting adjustments related to the Restructuring

The transaction accounting adjustments to reflect the Restructuring are based upon available information and certain assumptions that management believes are reasonable.

e.

Represents the adjustments necessary to reflect CEI North and CEOH at CenterPoint Energy’s carrying amount, which differs from the historical combined results of these companies, including the allocation of goodwill based on CEI North and CEOH’s relative fair value basis in CenterPoint Energy’s natural gas reporting unit goodwill and certain adjustments to regulatory assets and liabilities, primarily related to purchase accounting from CenterPoint Energy’s merger with Vectren Corporation in 2019.

f.	Represents elimination of balances and activity between CEI North and CEOH and CERC in combination.

(4) Transaction accounting adjustments related to the senior note exchange in connection with the Restructuring and the Public Offering

The transaction accounting adjustments to reflect the debt transactions associated with the Restructuring discussed above are as follows:

g.	Reflects the adjustments to cash for the debt transactions as follows:

(in millions)
Net proceeds from issuance of CERC Corp. senior notes and commercial paper	$699
Proceeds from repayment by VUHI of the VUHI PPNs	302
Repayment by CEI North and CEOH of long-term debt-affiliated companies to VUHI	(1,076)

Net cash	$(75)

h.	Reflects the issuance of CERC Corp. senior notes in exchange for VUHI PPNs of $302 million, net of $6 million in costs payable to third parties directly related to the new issuance.

i.	Reflects the issuance of CERC Corp. senior notes of $500 million in the Public Offering, net of issuance costs of $5 million, and $204 million of commercial paper.

j.

Reflects the elimination by CERC of $1,076 million of notes payable-affiliated companies held by CEI North and CEOH and reflected in the unaudited combined balance sheet of CEI North and CEOH as of March 31, 2022. These notes payable were payable to VUHI as of March 31, 2022 and the corresponding affiliated note receivable historically held by VUHI were repaid by CEI North and CEOH as part of the Restructuring using proceeds from loans from CERC Corp. in an aggregate amount equal to the aggregate amount of the notes payable to VUHI. After such transaction, the affiliated notes receivable held by CERC and affiliated notes payable held by CEI North and CEOH are eliminated in combination.

k.	Reflects the adjustments to notes receivable-affiliated companies as follows:

(in millions)
Notes receivable-affiliated companies received in connection with the VUHI PPNs	$302
Repayment by VUHI of the notes receivable-affiliated companies received in connection with the VUHI PPNs	(302)

Net notes receivable-affiliated companies	$—

l.

Reflects the quarterly and annual interest expense on the senior notes CERC Corp. issued in the exchange totaling $302 million based on an interest rate of 4.77%, the current effective weighted average annual interest rate on the VUHI PPNs.

m.

Reflects the quarterly and annual interest expense on the new CERC Corp. senior notes of $500 million in the Public Offering with a 4.40% interest rate and amortization of the issuance costs, and $204 million of commercial paper bearing an assumed rate of 2.02%.

n.

Reflects the elimination of quarterly and annual interest expense on the affiliated long-term notes held by CEI North and CEOH. These notes payable were payable to VUHI in the historical periods of income presented and the corresponding affiliated note receivable historically held by VUHI were repaid by CEI North and CEOH as part of the Restructuring using proceeds from loans from CERC Corp. in an aggregate amount equal to the aggregate amount of the notes payable payable to VUHI. As a result, the interest on the notes payable held by CEI North and CEOH will be eliminated in combination with CERC in connection with the Restructuring.

(5) Proposed financing adjustments that are necessary to reflect the anticipated Public Exchange

o.	Reflects the cash that will be received from VUHI of $75 million in repayment of the notes receivable - affiliated companies to be received in connection with the Public Exchange.

p.

Reflects the issuance of $75 million of senior notes by CERC Corp. in the Public Exchange. Any associated debt issuance costs, premiums or discounts have been assumed to be less than $1 million in these pro forma financial statements.

q.	Reflects the adjustments to notes receivable-affiliated companies associated with the Public Exchange as follows:

(in millions)
Notes receivable-affiliated companies to be received in connection with the Public Exchange	$75
Repayment by VUHI of notes receivable-affiliated companies to be received in connection with the Public Exchange	(75)

Net notes receivable-affiliated companies	$—

r.	Reflects the quarterly and annual interest expense on the $75 million of senior notes to be issued by CERC in the Public Exchange based on an annual interest rate of 6.10% on the VUHI Public Notes.

s.

Reflects the income tax expense on the proposed financing adjustments calculated using the statutory income tax rate for CERC, which ranged from 22-25% during the three months ended March 31, 2022 and the years ended December 31, 2021, 2020 and 2019. The assumed statutory tax rates do not take into account any possible future tax events that may impact CERC Corp.